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                                                                    EXHIBIT 15.1

                            ARTICLES OF INCORPORATION

                                       OF

                          LUDLUM CONSTRUCTION CO., INC.

         The undersigned subscribers to these Articles of Incorporation, two natural persons competent to contract, hereby undertake to form a corporation for profit under the laws of the State of Florida.

                                 ARTICLE I. NAME

         The name of the corporation is LUDLUM CONSTRUCTION CO., INC.

                         ARTICLE II. NATURE OF BUSINESS

         The corporation may engage in any activity or business permitted under the laws of the laws of the United States and this State.

                           ARTICLE III. CAPTIAL STOCK

         The maximum number of shares of stock that this corporation is authorized to have outstanding at any time is one hundred (100) shares of common stock, each have no par value.

                           ARTICLE IV. INITIAL CAPITAL

         The amount of the capital with which this corporation shall begin business is in excess of five hundred dollars ($500.00).

                          ARTICLE V. TERM OF EXISTENCE

         This corporation shall have perpetual existence.

                               ARTICLE VI. ADDRESS

         The initial street address of the principal office of this corporation is to be 320 Denver Avenue, Stuart, Florida.

         The Stockholders may from time to time designate such other address and place of the principal office of this corporation as it may see fit.

                             ARTICLE V. STOCKHOLDERS

         The affairs of this corporation shall be managed by




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its stockholders, and the corporation shall have no directors.

                            ARTICLE VII. SUBSCRIBERS

         The names and street addresses of subscribers to these Articles of Incorporation as follows:

             NAME                                ADDRESS
             ----                                -------

         NOAH LUDLUM                        Grove Road
                                            Palm City, Florida

         BONNIE LUDLUM                      Grove Road
                                            Palm City, Florida

                           ARTICLE IX. EFFECTIVE DATE

         These Articles of Incorporation shall be come effective on April 30, 1972.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals, acknowledged and filed thew foregoing Articles of Incorporation under the laws of the State of Florida, this 14th day of April, 1972.


                                            /s/ Noah Ludlum              (SEAL)
                                            -----------------------------
                                            NOAH LUDLUM

                                            /s/ Bonnie Ludlum            (SEAL)
                                            -----------------------------
                                            BONNIE LUDLUM

         STATE OF FLORIDA   )

         COUNTY OF MARTIN   )

         BEFORE ME, personally appeared NOAH LUDLUM and BONNIE LUDLUM, to me well known to be the individuals described in and who executed the foregoing Articles of Incorporation, and they acknowledged before me that they executed the same for the purposes herein expressed.

         WITNESS my hand and official seal in the County and State named above, this 14th day of April, 1972.

                                            /s/
                                            ----------------------------------
                                            NOTARY PUBLIC




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          CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE
          SERIVCE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM
                              PROCESS MAY BE SERVED

         In pursuance to Chapter 48.091, Florida Statues, the following is submitted, in compliance with said Act:

         1. That LUDLUM CONSTRUCTION CO., INC. desiring to organize under The laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation at Stuart, County of Martin, State of Florida, has named ELTON H. SCHWARZ, Located at 320 Denver Avenue, City of Stuart, County of Martin, State of Florida, as its Agent to Accept service of process within this State.

                                 ACKNOWLEDGEMENT

         Having been named to accept service of process for the above stated Corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.

                                           /s/ Elton H. Schwarz
                                           ------------------------------------
                                           ELTON H. SCHWARZ
                                           Resident Agent



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                                STATE OF FLORIDA
                                     [LOGO]
                              Department of State


I certify from the records of this office that LUDLUM CONSTRUCTION CO., INC., is a corporation organized under the laws of the State of Florida, filed on July 5, 1972.

The document number of this corporation is 404448.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1998, that its most recent annual report was filed on June 2, 1998, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.



                                            Given under my hand and the
                                          Great Seal of the State of Florida
                                        at Tallahassee, the Capitol, this the
                                              Twelfth day of June, 1998
[SEAL]
                                                 /s/ Sandra B. Mortham

                                                   Sandra B. Mortham
                                                   Secretary of State
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                                STATE OF FLORIDA
                                     [LOGO]
                              Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on November 7, 1997, to Articles of Incorporation for LUDLUM CONSTRUCTION CO., INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is 404448.



                                            Given under my hand and the
                                          Great Seal of the State of Florida
                                        at Tallahassee, the Capitol, this the
                                          Thirteenth day of November, 1997
[SEAL]
                                                 /s/ Sandra B. Mortham

                                                   Sandra B. Mortham
                                                   Secretary of State